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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                   May 6, 1999


                          SEMPER RESOURCES CORPORATION

             (Exact name of registrant as specified in its charter)

        Nevada                  0-18565               93-0947570
   (State or other            (Commission            (IRS Employer
   jurisdiction of             File Number)             ID Number)
   incorporation or
    organization)

                               7316 E. TUCKEY LANE

                            SCOTTSDALE, ARIZONA 85250

                    (Address of principal executive offices)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (480) 991-8342
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

The corporate business of the registrant was constructively abandoned by its officers and directors and its corporate status was revoked by the Nevada Secretary of State for failure to file reports and pay fees due over a two year period. Similarly, the officers and directors of the registrant had not, for more than two years, filed required reports with the Securities and Exchange Commission on a timely basis. On May 6, 1999, Tom E. Hays, a shareholder and former officer and director of the registrant prior to a change of control in 1995, paid the delinquent fees, reinstated the corporation to good standing and became the Director, President, Treasurer and Secretary. Mr. Hays has agreed to serve the un-expired terms of the abandoning directors, which is until the next annual meeting of the shareholders. Mr. Hays intends to bring delinquent SEC filings current as soon as practicable.

ITEM 2.  CHANGE OF REGISTERED AGENT FOR THE STATE OF NEVADA.

A new Registered Agent was appointed and said appointment was approved by the Nevada Secretary of State on or about June 10, 1999. The new Registered Agent is: Corporate Service Center, Inc., 1475 Terminal Way, Suite E, Reno, Nevada 89502.

ITEM 3.  CHANGES IN REGISTRANT'S ADDRESS AND PHONE NUMBER.

On May 6, 1999 the registrant relocated its corporate offices to: 7316 E. Tuckey Lane, Scottsdale, Arizona 85250. The new phone number of registrant is: 480 991 8342.

                                    SIGNATURE

Pursuant to the requirements of the Section 13 or 15(d) Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             SEMPER RESOURCES CORPORATION

DATE  JUNE 18, 1999                 By       /s/ Tom E. Hays
     ----------------                       -------------------------------
                                            Tom E. Hays
                                            President and Director